                                                                   EXHIBIT 10.34


                              December 23, 1991



JPS Textile Group, Inc.
Suite 312
555 North Pleasantburg Drive
Greenville, South Carolina 29607

Gentlemen:

          This letter confirms my agreement with JPS Textile Group, Inc. (the "Company"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, with respect to the following:

          1. If the Company terminates my employment prior to the fifth anniversary of the date hereof (the "Five-Year Period") other than for "cause" (as defined in Paragraph 2 below), I shall be entitled to receive as severance an amount equal to my annual base salary in effect at the time of such termination payable in the ordinary course, as if my employment had not been terminated (this shall include fringe benefits accorded all active employees, except L.T.D., provided appropriate contributions are made as required); provided, however, that in no event shall any payment be made pursuant to this Paragraph 1 to the extent such payment would constitute an "excess parachute payment" as defined in Section 280G(b) of the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any successor statute.

          2. For the purposes hereof, the term "cause" shall mean any of the following:

          (i) My failure to perform any material obligations of my employment and which I shall have failed to cure within ten (10) days after receiving written notice thereof from the Company; or

          (ii)    I shall have violated the provisions of Paragraph 3 hereof; or

          (iii) The Company shall reasonably believe that I have committed an act of fraud, embezzlement, theft or dishonesty against the Company; or

JPS Textile Group, Inc
December 23, 1991
Page 2


             (iv) I shall have been convicted of (or plead nolo contendere to) any felony or any misdemeanor involving moral turpitude or which might, in the reasonable opinion of the Company, cause embarrassment to the Company.

             In the event that during the Five-Year Period, the Company elects to terminate my employment for "cause", the Company shall send me written notice thereof terminating my employment and describing the action constituting "cause", and thereupon the Company shall have no further obligations pursuant to this letter agreement, but I shall have the obligations provided for in Paragraph 3 below. In the event that during the Five-Year Period, I leave the employ of the Company of my own accord, the Company shall have no further obligations pursuant to this letter agreement but I shall have the obligations provided for in Paragraph 3 below.

             3. (a) I hereby agree that during my employment and during the period from the date of termination of my employment through and including the date which is one year from the date of the termination of my employment, I shall not, without the prior written approval of the Company, directly or indirectly through any other person, firm or corporation, (i) engage or participate in or become employed by or render advisory or other services to or for any person, firm or corporation, or in connection with any business enterprise, which is, directly or indirectly, in competition with any of the business operations or activities of the Company, (ii) hire, solicit, raid, entice or induce any person or organization who on the date of termination of employment is, or within the last six (6) months of my employment was a customer of the Company, to become a customer of any person, firm or corporation, and I shall not approach any such customer for such purpose or knowingly approve the taking of such actions by other persons, or (iii) solicit, raid, entice or induce any such person who on the date of termination of my employment is, or within the last six (6) months of my employment by the Company was, an employee of the Company, to become employed by any person, firm or corporation, and I shall not approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other person; provided, however, that I shall not be bound by the restrictions contained in clause (i) of this Paragraph 3(a) if the Company terminates my employment prior to the fifth anniversary of the date hereof other than for "cause" (as defined in Paragraph 2 hereof). For the purposes hereof, a person, firm, corporation or other business enterprise shall be deemed to be in competition with the Company if it is a textile manufacturer or seller which sells

JPS Textile Group, Inc.
December 23, 1991
Page 3



and/or manufacturers, as the case may be, products of the kind manufactured and sold by the Company, within any geographic area in which the Company operates or sells its products.

(b) Recognizing that the knowledge, information and relationship with customers, suppliers, and agents, and the knowledge of the Company's and its subsidiary companies' business methods, systems, plans and policies which I have established, received or obtained during my employment or hereafter shall establish, receive or obtain as an employee of the Company or its subsidiary companies, are valuable and unique assets of the respective businesses of the Company and its subsidiary companies, I agree that, during my employment and at all times thereafter, I shall not (otherwise than pursuant to my duties) disclose or use, without the prior written approval of the Company, any such knowledge or information pertaining to the Company or any of its subsidiary companies, their business, personnel or policies, to any person, firm, corporation or other entity, for any reason or purpose whatsoever. The provisions of this Paragraph 3(b) shall not apply to information which is or shall become generally known to the public or the trade (except by reason of the breach of my obligations hereunder), information which is or shall become available in trade or other publications, information known to me prior to entering the employ of the Company, and information which I am required to disclose by law or an order of a court of competent jurisdiction. If I am required by law or a court order to disclose such information, I shall notify the Company of such requirement prior to disclosing such information and provide the Company an opportunity (if the Company so elects) to contest such law or court order.

            4. If any provision of this letter agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this letter agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision thereof shall be validated and shall be enforced to the fullest extent permitted by law.

            5. This letter agreement (i) is in lieu of any other provision for severance payments by the Company which are hereby waived, (ii) contains the entire agreement among the parties hereto with respect to the subject matter hereof and supercedes all prior and contemporaneous agreements with respect thereto, (iii) may be executed and delivered in one or more counterparts, all of which

JPS Textile Group, Inc.
December 23, 1991
Page 4

taken together shall constitute but one and the same original instrument, and
(iv) shall be governed and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles of such state.


                                    Very truly yours,


                                    By:   /s/ Bruce R. Wilby (Signature)
                                         --------------------
                                         Print Name:  Bruce R. Wilby
                                         Print Title:  V.P./General Manager



ACCEPTED AND AGREED TO:

JPS TEXTILE GROUP, INC.

By:  /s/ Jerry E. Hunter
    -----------------------
    Name:  Jerry E. Hunter
    Title:  President

                             MUTUAL MODIFICATION
                              AND ASSIGNMENT OF
                             EMPLOYMENT AGREEMENT


      The parties to this modification and assignment are Bruce R. Wilby (hereafter "Employee"), JPS Textile Group, Inc. (hereafter "Company"), and JPS Elastomerics Corp. (hereafter "Employer").

      1. BACKGROUND AND STATEMENT OF INTENT. On December 23, 1991, the Employee and the Company entered into an Employment Agreement, a copy of which is attached as Attachment A. It is the intent and desire of the parties that the Employment Agreement be assigned from the Company to the Employer. After the execution of this document, the Employer shall be the employer-in-fact of the Employee, and the Company shall be released from any and all liability under the prior agreement.

      2. ASSIGNMENT AND MODIFICATION. The parties to this agreement do hereby specifically modify the Employment Agreement by replacing the Company (JPS Textile Group, Inc.) in the Employment Agreement, with the Employer (JPS Elastomerics Corp.), such that the Employer shall be the employer-in-fact of the Employee. To this end, the Company transfers and assigns to the Employer all of its right, title, and interest in and to the Employment Agreement. Likewise, the Employer accepts and assumes all of the obligations and responsibilities of the Employment Agreement, including the payment of compensation to the Employee, as stated herein. Moreover, the Employer does also release, acquit, and discharge the Company from any and all liability and responsibility under the Employment Agreement.

     3. CONSENT BY EMPLOYEE. The Employee does hereby consent to the modification and assignment of the Employment Agreement from the Company to the Employer, and does acknowledge that the assignment and modification is supported by good and sufficient consideration which includes, but is not limited to, the assumption by the Employer of the financial responsibility of the Employment Agreement, and the Employee's opportunity for continued employment and payment of compensation as provided in the Employment Agreement. Furthermore, since the Employment Agreement has been assigned and the Employer has assumed all of the responsibilities thereunder, the Employee does hereby release, acquit, and discharge the Company from any liability, claim, debt, payment, or consideration, whatsoever, under the Employment Agreement.

      4. This modification and assignment is the entire agreement of the parties and supersedes any prior agreement or understanding between them regarding the subject of this agreement. Its language shall be construed as a whole and according to its fair meaning, and not strictly for or against either party. It is expressly understood and agreed that any rule requiring construction of this modification and assignment against its drafter shall not be applied in this case. This modification and assignment is governed by the laws of the State of New York.

      5. The parties acknowledge having an adequate opportunity to consider the terms of this modification and assignment with counsel and advisors of their choice and do voluntarily accept and agree to its terms, as evidenced by their signatures below.

        IN WITNESS WHEREOF, this agreement is made and entered into on this 20 day of August, 1996.

WITNESSES:

/s/Sally L. Lepage                    /s/Bruce R. Wilby
-------------------------             --------------------------
                                      Signature of "Employee"
-------------------------



/s/Phyllis Fagen                      /s/Jerry E. Hunter
-------------------------             --------------------------
/s/Janice Lollis                      JPS Textile Group, Inc.
-------------------------             (the "Company")


/s/Phyllis Fagen                      /s/Jerry E. Hunter
-------------------------             --------------------------
/s/Janice Lollis                      (the "Employer")

                 SECOND MODIFICATION OF EMPLOYMENT AGREEMENT

     The parties to this Second Modification of Employment Agreement are Bruce
R. Wilby ("Employee") and JPS Elastometrics Corp. ("Employer").

     1. BACKGROUND AND STATEMENT OF INTEREST. On December 23, 1991, the Employee entered into an Employment Agreement, a copy of which is attached and incorporated by reference. That Agreement was subsequently modified and assigned by mutual agreement on August 20, 1996, to JPS Elastometrics Corp. Significant portions of the Employment Agreement are scheduled to expire in December 23, 1996, and it is the intent of the Employee and Employer to postpone the original expiration date and extend the Employment Agreement for a period of three years, or until December 23, 1999.

     2. MUTUAL MODIFICATION. In exchange for good and valuable consideration, including the promises made herein, the Employee and Employer agree to extend the duration of the Employment Agreement by modifying it as follows:

          a.   At Paragraph 1, page 1, substitute the following language:
               "If the Company [JPS Elastometrics Corp.] terminates my employment between December 23, 1996, to December 23, 1999
               (the "Three-Year-Period"), other than for "cause" (as defined in paragraph 2 below), I shall be entitled to receive as severance an amount equal to my annual base salary in effect at the time of such termination payable in the ordinary course, as if my employment had not been terminated (this shall include fringe benefits accorded all active employees, except L.T.D., provided appropriate contributions are made as required); provided, however, that in no event shall any payment be made pursuant to this paragraph 1 to the extent such payment would constitute as "excess parachute payment" as defined in Section 280G(b) of the Internal Revenue Service Code of 1986, as amended, or the corresponding provisions of any successor statute.

          b. At paragraph 2, page 2, substitute "Three-Year-Period" for "Five-Year-Period."

          c. At paragraph 3(a), fifth line from the bottom of page 2, substitute "third anniversary" for "fifth anniversary."

          d. At any other portions of the Employment Agreement referencing "Five-Year Period" or "Five-Year Anniversary" substitute "Three-Year Period" or "Three-Year Anniversary."

        3. EFFECTIVE DATE. The parties agree that this Second Modification of the Employment Agreement shall take effect on the last day of the original term of the Employment Agreement, December 23, 1996, such that employment shall continue until December 23, 1999, unless sooner terminated pursuant to the provisions of the Employment Agreement.

        4. Except as specifically modified above, all other provisions of the Employment Agreement will remain in full force and effect for the new term of the Employment Agreement.




Accepted and Agreed to:              Accepted and Agreed to:


By:   /s/Jerry E. Hunter             By:
      ---------------------------          -----------------------------
      V.P. JPS Elastomerics Corp.          Bruce R. Wilby

Date: 11-5-96                        Date:
      ---------------------------          --------------------------